Exhibit 99

Granite City Food & Brewery Reports Third Quarter 2009 Results

Operating Momentum Continues Throughout Organization

MINNEAPOLIS November 9, 2009 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the third quarter ended September 29, 2009.

Highlights for the third quarter of 2009 were as follows:

•                  Corporate charges decreased $1.3 million in third quarter 2009 compared to third quarter 2008

•                  Prime cost (food, beverage, labor) as a percentage of revenue decreased 2.4 percentage points from 65.5% in prior year third quarter to 63.1% in third quarter 2009

•                  Restaurant-level Income Before Occupancy (“IBO”) improved to 21.7% from 19.5% in prior year third quarter

•                  Restaurant-level IBO for comp stores increased to 22.2% from 20.9% in prior year third quarter

•                  Comparable restaurant sales down 12.7% on an adjusted 13-week quarter-over-quarter comparison

•                  Adjusted company-wide EBITDA improved by $0.9 million from $0.7 million in third quarter 2008 to $1.6 million in third quarter 2009 and improved by $3.6 million from $0.3 million in the first three quarters of 2008 to $3.9 million in the first three quarters of 2009

Third Quarter 2009 Financial Results

For all the restaurants, the restaurant-level IBO margin was 21.7% for the third quarter of 2009 compared to 19.5% in the third quarter of 2008.  This represents an increase of 2.2 percentage points in restaurant-level IBO.

“We are pleased to have finalized the DHW transaction which now allows us to turn our full attention to operations,” commented Granite City’s CEO, Steve Wagenheim.  “The benefits of that transaction to the income statement and balance sheet will become more apparent as we move through the 4th quarter.  Our focus in operations during the past quarter was to drive traffic back into the stores.  We concentrated on two areas; the lowering of our lunch time average check and heavy discounting through strategic time periods.  While the lowering of our overall average check hurt our revenue, we are pleased to see that in September our guest counts stabilized on a year over year basis, and in October we showed positive comps.  We feel this trend will allow us to pull back on our discounting as we move into the all important holiday season.”

Total revenue for the third quarter 2009 decreased by 15.7% to $21.5 million compared to $25.5 million for the third quarter of 2008.  The third quarter of 2008 included 14 weeks while the third quarter of 2009 included only 13 weeks.  On an adjusted 13-week basis, revenues decreased 9.2%.

Total cost of sales was $18.5 million in the third quarter or 86.1% of sales compared to prior year third quarter cost of sales of $22.0 million or 86.3% of sales. This improvement was due to several factors including our renegotiated food and food distribution costs, sizing and scheduling our staff to standardized sales-per-labor-hour levels, and a continued strong focus in managing strategy.

General and administrative expenses were $1.4 million or 6.5% of sales for the third quarter of 2009 compared to $2.7 million or 10.7% of sales for the third quarter of 2008.  The company capitalized previously recorded restructuring costs which resulted in a benefit to general and administrative expenses of approximately $400,000 in the third quarter of 2009.

The net loss for the third quarter of 2009 was $1.7 million or $(0.11) per share compared to a net loss of $4.3 million or $(0.26) per share in the third quarter of 2008.

Year-to-Date Financial Results

Total revenue for the first three quarters of 2009 decreased by 12.9% to $65.0 million compared to $74.6 million for the first three quarters of 2008.  The first three quarters of 2008 included 40 weeks while the first three quarters of 2009 included only 39 weeks. On an adjusted 39-week basis, revenue decreased 10.6%.

For all the restaurants, the restaurant-level IBO margin was 21.7% for the first three quarters of 2009 compared to 19.5% in first three quarters of 2008.  This represents an increase of 2.2 percentage points in restaurant-level IBO.

Total cost of sales was $55.1 million in the first three quarters or 84.8% of sales compared to prior year first three quarters cost of sales of $66.0 million or 88.5% of sales.

General and administrative expenses were $5.9 million or 9.1% of sales for the first three quarters of 2009 compared to $8.2 million or 11.0% of sales for the first three quarters of 2008.

The net loss for the first three quarters of 2009 was $7.0 million or $(0.43) per share compared to a net loss of $11.8 million or $(0.73) per share in the first three quarters of 2008.

Investor Conference Call and Webcast

A conference call to review the results of the third quarter of 2009 will be held on Tuesday, November 10, 2009 at 10:00 a.m. Central Time and may be accessed by calling 1-888-732-6202 and referencing code 709037.  An archive of the presentation will be available for 30 days following the call and may be accessed by calling 1-888-348-4629 and entering replay code 709037.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009, as amended by our subsequent Quarterly Reports on Form 10-Q.  Further, due to the trend of national declines in spending in the polished casual dining sector and our store revenue declines, we will seek to increase liquidity for our operations through additional debt or equity capital.  If we are not successful in these efforts, we may be required to cease operations at some or all of our locations.

Additionally, this press release contains certain non-GAAP financial measures, including references to prime costs, restaurant-level IBO, adjusted company-wide EBITDA and adjusted revenue. Prime costs are the sum of the cost of food, beverage and labor.  We use prime costs to track the components in cost of sales which are directly variable with sales, and we use prime costs as a percentage of revenue as an internal measurement of restaurant-level operating performance.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and are not measures of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, adjusted company-wide EBITDA represents operating loss with the add-back of pre-opening expenses, depreciation and amortization and exit or disposal costs (Rogers & Troy). We use adjusted company-wide EBITDA as a way to measure our overall internal operational performance without store openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  Adjusted revenue is total revenue divided by the number of weeks in one fiscal period and multiplied by the number of weeks in the same fiscal period of the comparable year.  Because we use a 52/53 week fiscal year, we use adjusted revenue to compare periods as if there were the same number of weeks in each.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A schedule of prime costs as a percentage of revenue for the first three quarters of 2009 and 2008, and reconciliations of restaurant-level IBO, adjusted company-wide EBITDA and adjusted revenue to net loss for the first three quarters of 2009 and 2008 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen	Fourteen	Thirty-nine	Forty
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2009	2008	2009	2008

Restaurant revenues	$21,478,123	$25,483,423	$65,004,189	$74,601,745

Cost of sales:
Food, beverage and retail	5,982,592	7,580,660	17,864,596	22,705,868
Labor	7,578,646	9,117,270	22,805,179	27,767,400
Direct restaurant operating	3,261,449	3,817,757	9,619,339	10,913,287
Occupancy	1,670,941	1,472,968	4,814,456	4,637,939
Total cost of sales	18,493,628	21,988,655	55,103,570	66,024,494

Pre-opening	—	498,744	211,262	1,328,812
General and administrative	1,397,184	2,735,500	5,892,251	8,206,848
Depreciation and amortization	1,760,339	1,640,343	5,195,056	4,815,399
Exit or disposal activities	174,787	1,119,545	776,327	1,119,545
Other	8,278	53,768	58,686	105,138

Operating loss	(356,093)	(2,553,132)	(2,232,963)	(6,998,491)

Interest:
Income	79	3,231	1,687	28,477
Expense	(1,365,885)	(1,701,871)	(4,748,325)	(4,841,825)
Net interest expense	(1,365,806)	(1,698,640)	(4,746,638)	(4,813,348)

Net loss	$(1,721,899)	$(4,251,772)	$(6,979,601)	$(11,811,839)

Loss per common share, basic	$(0.11)	$(0.26)	$(0.43)	$(0.73)

Weighted average shares outstanding, basic	16,197,849	16,197,849	16,197,849	16,192,844

Selected Balance Sheet Information

	September 29,	December 30,
	2009	2008
Cash	$547,160	$2,652,411
Current assets including cash	$2,087,507	$3,899,222
Total assets	$77,391,442	$82,110,665
Current liabilities	$14,542,719	$11,708,886
Total liabilities	$81,527,952	$79,634,099
Shareholders’ (deficit) equity	$(4,136,510)	$2,476,566

Non-GAAP Reconciliations Q3 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$17,942,177	100%	$3,535,946	100%	$21,478,123	100%

Cost of sales:
Food, beverage and retail	4,989,173	27.8%	993,419	28.1%	5,982,592	27.9%
Labor	6,301,373	35.1%	1,277,273	36.1%	7,578,646	35.3%
Direct restaurant operating	2,674,655	14.9%	586,794	16.6%	3,261,449	15.2%
Restaurant-level IBO*	3,976,976	22.2%	678,460	19.2%	4,655,436	21.7%

Occupancy	1,360,554	7.6%	310,387	8.8%	1,670,941	7.8%
Total cost of sales	15,325,755	85.4%	3,167,873	89.6%	18,493,628	86.1%

Pre-opening					—	0.0%
General and administrative					1,397,184	6.5%
Company-wide EBITDA					1,587,311

Depreciation and amortization					1,760,339
Exit or disposal activities, other					183,065

Operating Loss					(356,093)

Interest:
Income					79
Expense					(1,365,885)
Net interest expense					(1,365,806)

Net loss as reported under GAAP					$(1,721,899)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$22,124,688	100%	$3,358,735	100%	$25,483,423	100%

Cost of sales:
Food, beverage and retail	6,513,658	29.4%	1,067,002	31.8%	7,580,660	29.7%
Labor	7,712,810	34.9%	1,404,460	41.8%	9,117,270	35.8%
Direct restaurant operating	3,268,087	14.8%	549,670	16.4%	3,817,757	15.0%
Restaurant-level IBO*	4,630,133	20.9%	337,603	10.1%	4,967,736	19.5%

Occupancy	1,209,155	5.5%	263,813	7.9%	1,472,968	5.8%
Total cost of sales	18,703,710	84.5%	3,284,945	97.8%	21,988,655	86.3%

Pre-opening					498,744	2.0%
General and administrative					2,735,500	10.7%
Company-wide EBITDA					260,524

Depreciation and amortization					1,640,343
Exit or disposal activities, other					1,173,313

Operating Loss					(2,553,132)

Interest:
Income					3,231
Expense					(1,701,871)
Net interest expense					(1,698,640)

Net loss as reported under GAAP					$(4,251,772)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations First Three Quarters 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$50,986,091	100%	$14,018,098	100%	$65,004,189	100%

Cost of sales:
Food, beverage and retail	13,956,063	27.4%	3,908,533	27.9%	17,864,596	27.5%
Labor	17,506,164	34.3%	5,299,015	37.8%	22,805,179	35.1%
Direct restaurant operating	7,416,919	14.5%	2,202,420	15.7%	9,619,339	14.8%
Restaurant-level IBO*	12,106,945	23.7%	2,608,130	18.6%	14,715,075	22.6%

Occupancy	3,496,407	6.9%	1,318,049	9.4%	4,814,456	7.4%
Total cost of sales	42,375,553	83.1%	12,728,017	90.8%	55,103,570	84.8%

Pre-opening					211,262	0.3%
General and administrative					5,892,251	9.1%
Company-wide EBITDA					3,797,106

Depreciation and amortization					5,195,056
Exit or disposal activities, other					835,013

Operating Loss					(2,232,963)

Interest:
Income					1,687
Expense					(4,748,325)
Net interest expense					(4,746,638)

Net loss as reported under GAAP					$(6,979,601)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations First Three Quarters 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$48,156,138	100%	$26,445,607	100%	$74,601,745	100%

Cost of sales:
Food, beverage and retail	14,282,330	29.7%	8,423,538	31.9%	22,705,868	30.4%
Labor	16,946,784	35.2%	10,820,616	40.9%	27,767,400	37.2%
Direct operating expense	7,091,289	14.7%	3,821,998	14.5%	10,913,287	14.6%
Restaurant-level IBO*	9,835,735	20.4%	3,379,455	12.8%	13,215,190	17.7%

Occupancy	2,818,474	5.9%	1,819,465	6.9%	4,637,939	6.2%
Total cost of sales	41,138,877	85.4%	24,885,617	94.1%	66,024,494	88.5%

Pre-opening					1,328,812	1.8%
General and administrative					8,206,848	11.0%
Company-wide EBITDA					(958,409)

Depreciation and amortization					4,815,399
Exit or disposal activities, other					1,224,683

Operating Loss					(6,998,491)

Interest:
Income					28,477
Expense					(4,841,825)
Net interest expense					(4,813,348)

Net loss as reported under GAAP					$(11,811,839)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Adjusted Company-Wide EBITDA

	Thirteen	Fourteen	Thirty-nine	Forty
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2009	2008	2009	2008

Operating loss	$(356,093)	$(2,553,132)	$(2,232,963)	$(6,998,491)
Add:
Pre-opening	—	498,744	211,262	1,328,812
Depreciation and amortization	1,760,339	1,640,343	5,195,056	4,815,399
Exit or disposal activities	174,787	1,119,545	776,327	1,119,545
Adjusted company-wide EBITDA*	$1,579,033	$705,500	$3,949,682	$265,265

Selected Cost as a Percentage of Revenue

	Thirteen	Fourteen	Thirty-nine	Forty
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2009	2008	2009	2008

Cost as a percentage of revenue
Food, beverage and retail	27.9%	29.7%	27.5%	30.4%
Labor	35.3%	35.8%	35.1%	37.2%
Total prime costs *	63.1%	65.5%	62.6%	67.7%

Adjusted Revenue

	Thirteen	Fourteen	Thirty-nine	Forty
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2009	2008	2009	2008

Restaurant revenues	$21,478,123	$25,483,423	$65,004,189	$74,601,745

Revenue per week	1,652,163	1,820,245	1,666,774	1,865,044
	x 13 weeks	x 13 weeks	x 39 weeks	x 39 weeks
Adjusted 13/39-week revenue *	$21,478,123	$23,663,179	$65,004,189	$72,736,701
Decrease in adjusted 13/39-week revenue	-9.2%		-10.6%

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.